EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249044 on Form S-3 of our report dated February 25, 2022, relating to the financial statements of PacifiCorp appearing in this Annual Report on Form 10-K.

/s/ Deloitte & Touche LLP

Portland, Oregon
February 25, 2022